Exhibit 99.1

FOR IMMEDIATE

RELEASE

COMPANY CONTACT:

Robert L. LaPenta, Jr.

Vice President –Treasurer

(609) 387-7800 ext. 1216

Burlington Coat Factory Announces Tender Offers and Consent Solicitations for 11 1/8% Senior Notes due 2014

and 14 1/2% Senior Discount Notes due 2014

BURLINGTON, NEW JERSEY, February 9, 2011 –Burlington Coat Factory Warehouse Corporation (“BCF”) announced today that it has commenced a cash tender offer for any and all of its $305,000,000 aggregate principal amount of outstanding 11 1/8% Senior Notes due 2014 (CUSIP/ISIN Nos. 121579AB2/ US121579AB28) (the “BCF Notes”) and Burlington Coat Factory Investments Holdings, Inc. (“Holdings” and, together with BCF, “Burlington Coat Factory”) announced today that it has commenced a cash tender offer for any and all of its $99,309,000 aggregate principal amount at maturity of outstanding 14 1/2% Senior Discount Notes due 2014 (CUSIP/ISIN Nos. 121577AB6/US121577AB61) (the “Holdings Notes” and together with the BCF Notes, the “Notes”).

Burlington Coat Factory also announced concurrent consent solicitations for proposed amendments to the indentures under which the related Notes were issued. The tender offers and the consent solicitations are being made on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated February 9, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal and Consent (the “Letter of Transmittal”). Holders that tender their Notes in a tender offer will be deemed to have consented to the proposed amendments to the applicable indenture governing such Notes.

Each tender offer will expire at midnight, New York City time, on Wednesday, March 9, 2011, unless extended or earlier terminated (such date and time with respect to a tender offer, as the same may be extended for such tender offer, the “Expiration Time”). In order to be eligible to receive the applicable total consideration (as described below) for tendered Notes, holders must validly tender and not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on Wednesday, February 23, 2011, unless extended (such date and time with respect to a consent solicitation, the “Consent Deadline”).

The tender offers and consent solicitations are subject to the satisfaction or waiver of certain conditions as described in the Offer to Purchase, including (1) the receipt by BCF of proceeds from its new debt financings sufficient to repurchase the Notes tendered, including the payment of any consent payments, accrued interest and costs and expenses incurred in connection therewith and (2) the receipt by BCF and Holdings of the consents of holders holding at least a majority of the aggregate principal amount outstanding or aggregate principal amount at maturity outstanding, of the applicable series of Notes, in each case as described in more detail in the Offer to Purchase.

The total consideration for each $1,000 principal amount of BCF Notes and each $1,000 principal amount at maturity of Holdings Notes validly tendered and not validly withdrawn and accepted for purchase pursuant to the applicable tender offer will be an amount equal to $1,042.59 and $1,055.78, respectively, payable in cash to holders that validly tender their Notes at or prior to the applicable Consent Deadline, plus accrued interest.

The applicable total consideration set forth above includes a consent payment of $10.00 per $1,000 principal amount of BCF Notes and $10.00 per $1,000 principal amount at maturity of Holdings Notes, as in each case, payable only to holders that validly tender and do not validly withdraw their Notes and validly deliver and do not validly revoke their consents at or prior to the applicable Consent Deadline. Holders of Notes validly tendered after the applicable Consent Deadline will not receive a consent payment.

Notes validly tendered prior to 5:00 p.m., New York City time, on Wednesday, February 23, 2011 (the “Withdrawal Date”) may be validly withdrawn and the related consents may be validly revoked at any time at or prior to the Withdrawal Date. Tendered Notes and delivered consents may not be validly withdrawn or validly revoked after the applicable Withdrawal Date, except under certain limited circumstances as described in the Offer to Purchase.

The proposed amendments to the indentures governing the Notes would eliminate substantially all of the restrictive covenants, certain affirmative covenants, certain events of default and substantially all of the restrictions on the ability of BCF or Holdings, as applicable, to merge, consolidate or sell all or substantially all of their properties or assets contained in each Indenture and the related Notes. Holders may not deliver consents to the proposed amendments without validly tendering the related Notes in the applicable tender offer and may not revoke their consents without withdrawing the previously tendered Notes to which they relate.

If any Notes remain outstanding following completion of the tender offers, BCF and Holdings intend to promptly redeem such Notes in accordance with the terms of the Notes and the indentures governing the Notes.

The complete terms and conditions of each tender offer are set forth in the Offer to Purchase and the Letter of Transmittal that are being sent to holders of the Notes. Holders are urged to read the Offer to Purchase and the Letter of Transmittal carefully when they become available.

Burlington Coat Factory has engaged Goldman, Sachs & Co. as Dealer Manager and Solicitation Agent for the tender offers and consent solicitations. Persons with questions regarding the tender offers or the consent solicitations should contact Goldman, Sachs & Co. at (800) 828-3182 or collect (212) 855-9063. Requests for documents should be directed to Global Bondholder Services Corporation, the Information Agent and Depositary for the tender offers and consent solicitations, at (212) 430-3774 (for banks and brokers) or (866) 795-2200 (for noteholders).

This press release is for information purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of a consent with respect to any of the Notes. The tender offers and consent solicitations are being made pursuant to the tender offer and consent solicitation documents, including the Offer to Purchase that BCF and Holdings are distributing to holders of the Notes. The tender offers and consent solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of BCF, Holdings, the Dealer Manager and Solicitation Agent, the Information Agent and Depositary or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the tender offer or deliver their consent to the proposed amendments.

About Burlington Coat Factory

Burlington Coat Factory is a nationally recognized retailer of high-quality, branded apparel at everyday low prices. Burlington Coat Factory currently serves its customers through its 459 stores in 44 states and Puerto Rico. For more information about Burlington Coat Factory, visit our website at www.burlingtoncoatfactory.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the payment of total consideration and tender offer consideration, and the elimination of restrictive covenants, certain affirmative covenants, certain events of default and substantially all of the restrictions on the ability of BCF or Holdings, as applicable, to merge, consolidate or sell all or substantially all of their properties or assets contained in the indentures governing the Notes. Such forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, completion of the tender offers and the receipt of consents sufficient to approve the proposed amendments to the indentures governing the Notes and other factors that may be described from time to time in our filings with the Securities and Exchange Commission. For any of these factors, Burlington Coat Factory claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. You are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Burlington Coat Factory disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.